                                                                      EXHIBIT 5




                               September 19, 1996



Service Experts, Inc.
1134 Murfreesboro Road
Nashville, Tennessee  37217

         Re:     Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to Service Experts, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-4 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on September 19, 1996, relating to up to an aggregate of $50,000,000 consisting of (i) subordinated debt securities
(the "Debt Securities"), (ii) shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), or (iii) warrants to purchase Common Stock (the "Common Stock Warrants"). The Common Stock, the Debt Securities and the Common Stock Warrants (collectively, the "Securities") may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus") and the applicable supplement to the Prospectus (the "Prospectus Supplement").

         We have assumed that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (each, a "Board Action") and in accordance with the Company's Certificate of Incorporation and applicable Delaware law, each as in effect at all times relevant to this opinion, including requirements that the Securities be issued for consideration equal to the greater of their par or stated value and the consideration set by the Board Action. We assume that all Securities will be issued as described in the Registration Statement. We further assume that any Debt Securities will be issued pursuant to an Indenture in the form filed as Exhibit 4.2 to the Registration Statement (the "Indenture"), and any Common Stock Warrants will be issued pursuant to a warrant certificate or agreement (the "Warrant Agreement"), to be between the Company and the warrant recipient or, if the recipients are numerous, a financial institution identified therein as the warrant agent (the "Warrant Agent").

Service Experts, Inc.
September 19, 1996
Page 2


         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Members of this firm are admitted to practice in the State of Tennessee. We express no opinion herein as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware.

         Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

         (1) When a series of the Debt Securities has been (a) duly established by an Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the trustee under such Indenture and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, an Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will be duly authorized and validly issued.

         (2) Upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of certificates for Common Stock against payment therefor in accordance with the terms of such Board Action, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares of Common Stock represented by such certificates will be duly authorized and validly issued, fully paid and non-assessable by the Company.

         (3) When the Common Stock Warrants have been (a) duly established by the related Warrant Agreement, (b) duly authorized and established by applicable Board Action and duly authenticated by the Warrant Agent, if applicable, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, the applicable Warrant Agreement and as

Service Experts, Inc.
September 19, 1996
Page 3


                contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Stock Warrants will be duly authorized and validly issued.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the transmitting for filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and further consent to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                               Very truly yours,